UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2022

JANUS HENDERSON GROUP PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-38103	98-1376360
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

201 Bishopsgate	EC2M3AE
London, United Kingdom	(Zip Code)
(Address of principal executive offices)

+44 (0) 20 7818 1818

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.50 Per Share Par Value	JHG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Election of Directors; Appointment of Certain Officers.

Director Departure

On November 15, 2022, Nelson Peltz notified Janus Henderson Group plc (the “Company”) of his resignation from the Company’s Board of Directors (the “Board”), effective immediately. Mr. Peltz was appointed to the Board in February 2022, and he has indicated that Trian Partners strongly supports Janus Henderson’s new CEO, Ali Dibadj and his management team, the Company’s cost-efficiency program, the firm’s newly defined strategy, and Janus Henderson’s refreshed Board, including its new Chair, John Cassaday.

Appointment of New Director

On November 15, 2022, the Board appointed Brian Baldwin, a Partner and Senior Analyst of Trian Fund Management, L.P., the beneficial owner of approximately 19.2% of the Company’s common stock, as a Director to fill the vacancy created by Mr Peltz’s resignation. Mr. Baldwin joins Ed Garden, Trian’s Chief Investment Officer and Founding Partner, on the Company’s Board. The Board also appointed Mr. Baldwin to serve as a member of the Nominating and Corporate Governance Committee and the Risk Committee. The Board has determined that Mr. Baldwin qualifies as an independent director under the applicable rules of the New York Stock Exchange, and the rules and regulations of the U.S. Securities and Exchange Commission. Mr. Baldwin has worked on all of Trian’s investments in the asset management and financial services sector. In addition, he served as a Director of nVent Electric plc (formerly the electrical business of Pentair plc before becoming a standalone public company) from April 2018 to May 2020.

Mr. Baldwin will participate in the Company’s standard compensation program for non-employee directors. A description of the compensatory program for non-employee directors is described in the Company’s most recent Proxy Statement for the 2022 Annual General Meeting of Shareholders, as may be modified by the Board for all non-executive Directors, from time to time. Mr. Baldwin has advised the Company that, pursuant to his arrangement with Trian, he intends to contribute to Trian or to investment funds, accounts or vehicles managed by Trian and/or its affiliates, or hold for their benefit, all director compensation paid to him.

In the ordinary course of their asset management businesses, subsidiaries of the Company may from time to time (i) invest client assets in companies for which Mr. Baldwin serves as a director or in which Mr. Baldwin, his affiliates or investment funds managed by Trian and/or its affiliates may be significant stockholders or (ii) invest client assets in investment funds or other investment vehicles managed by Trian and/or its affiliates.

Item 7.01 Regulation FD Disclosure.

On November 15, 2022, the Company issued a press release announcing the changes to the Board described above and the appointment of John Cassaday as Chair of the Board, such appointment to become effective on December 31, 2022, following the retirement of Richard Gillingwater from the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 15, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JANUS HENDERSON GROUP PLC

By:	/s/ Roger Thompson
Name:	Roger Thompson
Title:	Chief Financial Officer

Date: November 15, 2022

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